EXHIBIT 99


                          ALLEGIANCE BANC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _______________ and ______________, or either of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of Allegiance Banc Corporation ("Allegiance"), to be held on September __, 1996 at _____ p.m. at the Main Office of Allegiance Bank, N.A., 4719 Hampden Lane, Bethesda, Maryland and at any adjournment thereof, and to vote all shares of stock of Allegiance that the undersigned shall be entitled to vote at such meeting. The proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

         1. To approve an Agreement and Plan of Reorganization, dated as of April 22, 1996, and a related Plan of Merger (collectively, the "Agreement") between Allegiance and F&M National Corporation ("F&M") providing for the merger of Allegiance with and into F&M upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of Allegiance and F&M, dated August __, 1996.

FOR   [__]                AGAINST   [__]             ABSTAIN   [__]
                                                     (Has the same effect as a
                                                     vote Against)

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Dated:________________, 1996

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                                              Please sign exactly as name
                                              appears on the stock certificate.
                                              When signing as attorney,
                                              executor, administrator or
                                              trustee, please give full title.
                                              This proxy may be revoked at any
                                              time prior to its exercise.